EXHIBIT 4.11

                     CareDecision Corporation
                       A Nevada Corporation
                  BOARD OF DIRECTORS' RESOLUTION
       ISSUING STOCK AND STOCK OPTIONS TO NAMED INDIVIDUALS

     We, the undersigned, representing all or a majority of Directors of CareDecision Corporation, a Nevada corporation, having met and discussed the business herein set forth, have:


     RESOLVED, that a total of 5,250,000 options to purchase shares of unrestricted, unlegended common stock of CareDecision Corporation be issued pursuant to S-8 registration to the persons/entities listed below in the amounts listed below, said persons providing consulting services to the corporation and who have consulting contracts in effect.
     RESOLVED, that the officers of the corporation work with appropriate parties and the transfer agent to complete this business.

NAME                                     NUMBER OF SHARES
Anthony Quintiliana                            600,000
Joseph Wolf                                  1,150,000
Leslie-Michelle Abraham                      1,000,000
Thomas Chillemi                              1,250,000
Barbara Asbell                               1,250,000

     RESOLVED, that a total of 1,750,000 shares of unrestricted, unlegended common stock of CareDecision Corporation be issued pursuant to S-8 registration to the persons/entities listed below in the amounts listed below, said persons providing consulting services to the corporation and who have consulting contracts in effect.

     RESOLVED, that the offices of the corporation work with appropriate parties and the transfer agent to complete this business.

Barbara Asbell                               1,750,000

     RESOLVED, that the above share and/or option issuances be included in an S-8 registration under the Securities Act of 1933.

     RESOLVED, that these resolutions replace and supercede any previous resolution documents that may deal with this company business.

DATED this 2nd day of February 2004.

/s/ Robert Cox
--------------------
Robert Cox, Director


/s/ Keith Berman
----------------------
Keith Berman, Director


/s/ Robert Jagunich
-------------------------
Robert Jagunich, Director


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





EXHIBIT 4.12

                       CONSULTING AGREEMENT



                   This CONSULTING AGREEMENT is entered into as of January 13, 2004 by and between CareDecision Corp. a Nevada corporation, (the "Company"), and Barbara Asbell ("Asbell"), and is effective upon the execution by the parties hereto.

                  1.       DUTIES AND RESPONSIBILITIES.

                   A. Asbell shall provide healthcare business and medical IT consulting, plus medical IT merger and acquisition planning and introductions consulting to the Company. Asbell shall report to and perform the duties and responsibilities assigned to her by the Company's President, or such other person as may be designated by the Company's Board Of Directors.

                   B. Asbell agrees to devote as much of her professional time and attention to the Company as is required, to use her best efforts to advance the business and welfare of the Company, to render her services under this Agreement fully, faithfully, diligently, competently and to the best of her ability, and not to engage in any other employment activities that may place her in a position to either compete with the Company or compete with her time available for the Company.

                   C. Asbell shall be based in the Company's Westlake Village, California office, but Asbell shall be required to travel to other geographic locations in connection with the performance of her duties

                  2.       PERIOD OF EMPLOYMENT.

                   A. Asbell's consulting employment with the Company shall be governed by the provisions of this Agreement and shall begin on January 13, 2004, and continue until April 30, 2004, or until this Agreement terminates pursuant to written notification by either the Company or Asbell, which notification may occur at any time for any reason. The period during which the Asbell provides services to the Company pursuant to this Agreement shall be referenced in this Agreement as the "Employment Period."

                  3.       COMPENSATION.

     A. Asbell will be paid in shares and in options to purchase shares of the company's common stock, said shares and said options and the shares underlying said options shall be registered under the company's S-8 registration. The number of shares granted to Asbell for her services shall be 1,750,000 and the number of options to be granted to Asbell shall be 1,250,000. Each option shall have an exercise price of $.04 (four cents).

     B. Except for the conditions described in paragraph A above, Asbell's compensation shall be subject to periodic review by the Company, and may be increased or decreased in the Company's discretion.

     C.      The Company shall deduct and withhold from
the compensation payable to Asbell hereunder any and all applicable Federal, State and Local income and employment withholding taxes and any other amounts required or authorized by Asbell to be deducted or withheld by the Company under applicable statutes, regulations, ordinances or orders governing or requiring the withholding or deduction of amounts otherwise payable as compensation or wages to employees.


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                  4.      EXPENSE REIMBURSEMENT.

                   In addition to the compensation specified in Paragraph 3, Asbell shall be entitled, in accordance with the reimbursement policies in effect from time to time, to receive reimbursement from the Company for reasonable business expenses incurred by Asbell in the performance of her duties hereunder, provided Asbell furnishes the Company with vouchers, receipts and other details of such expenses in the form required by the Company sufficient to substantiate a deduction for such business expenses under all applicable rules and regulations of Federal and State taxing authorities.

                  5.       FRINGE BENEFITS.

                   A. Asbell shall, throughout the Employment Period, shall not be eligible to participate in any group term life insurance plans, accidental death and dismemberment plans or private, company offered short-term work injury or disability programs. At the Company's discretion, Asbell may be offered a Company partial subsidized medical insurance plan.

                   B. Notwithstanding any of the provisions of this Agreement, Asbell's employment with the Company is at will, which means that it is not for a specific term and may be terminated by either the Company or Asbell at any time, for any reason without advance notice.

                   C.     Should  the  Company  terminate  Asbell's
employment for Cause, as defined below, or should Asbell voluntarily resign other than for Good Reason, the Company shall have no additional obligation to Asbell under this Agreement. Should the Company terminate Asbell's employment other than for Cause during this Agreement, or should Asbell resign for Good Reason, the Company shall have no further obligation under this Agreement.

                  6.       GOOD REASON.

                   For Purposes of this agreement, "Good Reason" shall mean:

                   A. A material reduction in the duties, responsibilities, status, reporting responsibilities, title, or offices that Asbell had with the Company immediately before the reduction.


                   B. A change in control in which the Asbell is not offered a similar consulting position at no less than seventy-five percent (75%) of Asbell's compensation.


                   C. The failure of any successor to the Company by merger, consolidation or acquisition of all or substantially all of the business of the Company to assume the Company's obligations under this Agreement.

                   D. A material breach by the Company of its obligations under this Agreement.

                  7.       CAUSE.

                   For purposes of this Agreement, "Cause" shall mean a reasonable belief by the Board of Directors that Asbell has engaged in any one of the following: (i) financial dishonesty, including, without limitation, misappropriation of funds or property, or any attempt by Asbell to secure any personal profit related to the business or business opportunities of the Company without the informed, written approval of the Company's Board of Directors; (ii) refusal to comply with reasonable directives of the Company's Chief Executive Officer or Board of Directors; (iii) negligence or reckless or willful misconduct in the performance of Asbell's duties; (iv) failure to perform, or continuing neglect in the performance of, duties assigned to Asbell; (v) misconduct which has a materially adverse effect upon the Company's business or reputation; (vi) the conviction of, or plea of nolo contendre to, any felony or a misdemeanor involving moral turpitude or fraud;
(vii)  the  material  breach of any provision  of  this  Agreement;


/10/


(viii) violation of Company policies including, without limitation, the Company's policies on equal employment opportunity and prohibition of unlawful harassment; (ix) death of Asbell; or (x) a disability which continues for a period in excess of 180 days. A termination as a result of a Change in Control shall not constitute cause.

8.      CHANGE IN CONTROL.

                    For purposes of this Agreement "Change In Control" shall mean any of the following transactions effecting a change in ownership or control of the Company:

   (i) a merger, consolidation or reorganization approved by the Company's stockholders, UNLESS securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor Company are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction, or

  (ii) any stockholder-approved transfer or other disposition of all or substantially all of the Company's assets, or

 (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders.



In no event, however, shall a Change in Control be deemed to occur in connection with any public offering of the Common Stock.


                  9.      RESTRICTIVE COVENANTS.

                  During the Employment Period:

                                     (i)  Asbell shall devote ample
time and energy to the performance of Asbell's duties described herein, except during periods of illness.

                                    (ii)  Asbell shall not directly
or indirectly provide services to or through any person, firm or other entity except the Company, unless otherwise authorized by the Board in writing. The Company does, however, reserve the right to demand Asbell's resignation from those same Boards, if, in the opinion of the CareDecision CEO, continued membership on those Boards by Asbell diminishes her ability to execute her responsibilities identified within this Agreement; or if continued association with those organizations becomes detrimental to the goals of the company; or if continued membership represents a conflict, or potential conflict, with the business activities, or objectives, of CareDecision.

                                  (iii) Asbell shall not render any
services of any kind or character for Asbell's own account or for any other person, firm or entity without first obtaining the Company's written consent.

Asbell, however, shall have the right to perform such incidental services as are necessary in connection with (a) Asbell's private passive investments, but only if Asbell is not obligated or required to (and shall not in fact) devote any managerial efforts which interfere with the services required to be performed by her, or (b) Asbell's charitable or community activities, or participation in trade or professional organizations, but only if such incidental services do not interfere with the performance of Asbell's services to the Company.


/11/


                   10.       NON-COMPETITION DURING THE  EMPLOYMENT
PERIOD.

                   Asbell acknowledges and agrees that given the extent and nature of the confidential and proprietary information he will obtain during the course of her employment with the Company, it would be inevitable that such confidential information would be disclosed or utilized by the Asbell should he obtain employment from, or otherwise become associated with, an entity or person that is engaged in a business or enterprise that directly competes with the Company. Consequently, during any period for which Asbell is receiving payments from the Company, either as wages or as a severance benefit, including but not limited to severance pay pursuant to paragraph 7, Asbell shall not, without prior written consent of the Company's Board of Directors, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any enterprise which is engaged in any business competitive with or similar to that of the Company; provided, however, that such restriction shall not apply to any passive investment representing an interest of less than two percent (2%) of an outstanding class of publicly-traded securities of any Company or other enterprise which is not, at the time of such investment, engaged in a business competitive with the Company's business.


                  11.      NON-SOLICITATION.

                  During the Employment Period and for one (1) year following termination of Asbell's employment, Asbell shall not encourage or solicit any of the Company's employees to leave the Company's employ for any reason or interfere in any other manner with employment relationships at the time existing between the Company and its employees. In addition, Asbell shall not solicit, directly or indirectly, business from any client of the Company, induce any of the Company's clients to terminate their existing business relationship with the Company or interfere in any other manner with any existing business relationship between the Company and any client or other third party.

                  Asbell acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of her breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to the termination of this Agreement and any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Asbell from continuing such breach.


                  12.      SUCCESSORS AND ASSIGNS.

                   This Agreement is personal in its nature and Asbell shall not assign or transfer her rights under this Agreement. The provisions of this Agreement shall inure to the benefit of, and be binding on each successor of the Company whether by merger, consolidation, transfer of all or substantially all assets, or otherwise and the heirs and legal representatives of Asbell.

                  13.      NOTICES.

                   Any notices, demands or other communications required or desired to be given by any party shall be in writing and shall be validly given to another party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication shall be served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:


/12/


         To the Company:

         Robert Cox, Chairman
         CareDecision Corporation
         2660 Townsgate Road  #300
         Westlake Village, CA  91361

         To Asbell:

         Barbara Asbell
         2043 Sunridge Drive
         Ventura, CA  93003

Any party may change its address for the purpose of receiving notices, demands and other communications by providing written notice to the other party in the manner described in this paragraph.

                  14.      GOVERNING DOCUMENTS.

                  This Agreement along with the documents expressly referenced in this Agreement constitute the entire agreement and understanding of the Company and Asbell with respect to the terms and conditions of Asbell's employment with the Company and the payment of severance benefits and supersedes all prior and contemporaneous written or verbal agreements and understandings between Asbell and the Company relating to such subject matter. This Agreement may only be amended by written instrument signed by Asbell and an authorized officer of the Company. Any and all prior agreements, understandings or representations relating to the Asbell's employment with the Company are terminated and cancelled in their entirety and are of no further force or effect.

                  15.      GOVERNING LAW.

                    The provisions of this Agreement will be construed and interpreted under the laws of the State of Nevada. If any provision of this Agreement as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or invalidity of this Agreement as a whole. Should any provision of this Agreement become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement shall continue in full force and effect.

                  16.      REMEDIES.

                  All rights and remedies provided pursuant to this Agreement or by law shall be cumulative, and no such right or remedy shall be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.


                  17.      NO WAIVER.

                   The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any later breach of that provision.


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                  18.      COUNTERPARTS.

                   This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.


CareDecision Corporation

     /s/ Robert Cox
     --------------
By:  Robert Cox
Title: Chairman


Barbara Asbell

By:/s/ Barbara Asbell
   ------------------


/14/